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                                                                    EXHIBIT 10.1

                                PROSIDION LIMITED

               SCIENTIFIC ADVISORY BOARD AND CONSULTING AGREEMENT

            This Scientific Advisory Board and Consulting Agreement (this "Agreement") is made and entered into as of 8th day of March 2005 ("the Effective Date") by and between Prosidion Limited, a company registered in England and Wales under registered number 4600121 with its registered office at Watlington Road, Oxford, UK OX4 6LT (the "Company") and Dr Daryl Granner, Professor, an individual with an address of 707 Light Hall, Vanderbilt University Medical Centre, Nashville, Tennessee 37232, USA ("Consultant").

                                    RECITALS

            The Company desires to retain distinguished physicians as members of the Company's Scientific Advisory Board (the "Board") to advise the Company with respect to new and existing compounds and products in research and development in the field of diabetes, metabolic diseases and obesity. The Company and Consultant desire to enter into this Agreement in order to set forth the basis on which Consultant will serve as a member of the Board and provide consulting services to the Company in relation thereto.

                                    AGREEMENT

      In consideration of the mutual covenants set forth below, the parties hereby agree as follows:

      1.    ENGAGEMENT OF SERVICES.

            (a) Consultant shall serve as chairman of the Board and will provide ongoing advice to the Company with respect to research, development and marketing of diabetes, metabolic diseases and obesity products. Such services shall be performed as requested by the Company, at such places and times as shall be mutually agreeable to the Company and Consultant. It is anticipated that the Board will meet in person on four (4) occasions per year. In addition, Consultant shall be available to consult with the Company with respect to diabetes, metabolic diseases and obesity opportunities, over the telephone and in person, as requested by the Company and at mutually agreeable times and locations. Services performed pursuant to this Agreement shall be performed at such times as shall not conflict with Consultant's obligations to Consultant's primary employer or other third parties for whom Consultant provides consulting services. Consultant shall have no minimum consulting obligation hereunder.

            (b) Consultant agrees to perform all services for the Company hereunder faithfully, diligently and to the best of Consultant's skill and ability.

            (c) Consultant represents that Consultant has the authority to enter into this Agreement and that Consultant's performance of the terms of this Agreement and service as a member


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of the Board and a consultant to the Company do not and will not breach any obligation or agreement of Consultant to Consultant's primary employer or any other third party.

            (d) Consultant understands and acknowledges that the payments Consultant will receive pursuant to Section 2 below are intended solely to compensate Consultant for the services Consultant will provide hereunder. Such payments shall in no way influence Consultant's professional judgment in performing services hereunder or otherwise.

      2.    COMPENSATION.

            (a) In consideration of Consultant's services hereunder, the Company shall pay to Consultant a fee at the rate of $75,000 per annum pro rated for the term of the Agreement (ie $6,250 per calendar month) (on the understanding that it is anticipated that the Company shall hold approximately four (4) Board meetings per annum and that ad hoc Board meetings may from time to time be convened). Fees shall be payable to Consultant on a monthly basis in arrears.

            (b) The Company will reimburse Consultant for travel and other out-of-pocket expenses reasonably and properly incurred by Consultant in the course of performing services under this Agreement; provided, however, that Consultant provides the Company with appropriate receipts and other relevant documentation for all such costs as part of any request by Consultant for reimbursement. Notwithstanding the foregoing, Consultant shall obtain the prior written consent of the Company for any expenses that will exceed, in the aggregate, more than $2,500.

            (c) In recognition of Consultant's services to the SAB during the period 1st October, 2004 to the Effective Date, the Company shall, in addition to the remuneration detailed in Section 2(a), pay to Consultant the sum of $31,250 payable within thirty (30) days of the Effective Date.

      3.    INDEPENDENT CONTRACTOR.

      It is understood and agreed that Consultant is an independent contractor and not an employee of the Company. Consultant has no authority to obligate the Company by contract or otherwise and shall in no way represent Consultant to be an employee or officer of the Company. Consultant will not be eligible for any employee benefits, nor will the Company make deductions from Consultant's fees for any taxes, national insurances or VAT payments. Taxes, national insurance and VAT payments shall be the sole responsibility of Consultant.

      4.    ADDITIONAL ACTIVITIES.

            (a) The Company acknowledges that Consultant has other employment and consulting obligations, and that these obligations may take priority over the obligations Consultant has to the Company by reason of this Agreement.

            (b) The Company's policy is that persons who serve as principal investigators for clinical trials sponsored by the Company may not hold stock or other equity interests in the Company. Consultant agrees that if in the future Consultant becomes a principal investigator or otherwise plays a significant role in any clinical trial sponsored by the Company, Consultant will comply with this policy.


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            (c) In order to avoid conflicts concerning ownership of intellectual property, Consultant will not conduct work for the Company on the premises of Consultant's employer or with its facilities unless there is a written agreement covering such work between the Company and such institution.

      5.    PROPRIETARY INFORMATION.

            (a) During the course of Consultant's services hereunder, the Company may disclose, or Consultant may otherwise have access to, Proprietary Information of the Company. For purposes of this Agreement, "Proprietary Information" shall mean information relating to the Company's research and development programs and results, therapeutic candidates and products, clinical and preclinical data, Inventions (as defined in Section 7), trade secrets, business strategy, patent rights, licenses, product and marketing strategy and materials, market data, personnel, consultants, suppliers, manufacturers, licensors, licensees, partners, affiliates, customers, potential customers or others, or other matters related to and treated confidentially by the Company.

            (b) Proprietary Information subject to this Section 5 shall not include information that: (i) is or later becomes available to the public through no breach of this Agreement by Consultant; (ii) is obtained by Consultant from a third party who had the legal right to disclose the information to Consultant; (iii) is already in the possession of Consultant on the date this Agreement becomes effective and was not Proprietary Information or subject to other restrictions on disclosure as of that date as shown by written records predating the date it was obtained under this Agreement; or (iv) is required to be disclosed by law, government regulation, or court order, provided that Consultant gives the Company prompt notice of such disclosure requirement and assists the Company so as to enable the Company to seek limitations or exemptions from such disclosure requirement.

            (c) Consultant acknowledges that the protection of Proprietary Information is necessary to conduct the Company's business, and the Company is and shall at all times remain the sole owner of the Company's Proprietary Information.

            (d) During the term of this Agreement and for five (5) years thereafter, Consultant will keep in confidence and trust all Proprietary Information, and shall not use or disclose such Proprietary Information, except as such use may be required in performing services as a consultant to the Company.

      6.    NONDISCLOSURE OF THIRD-PARTY INFORMATION.

      Consultant understands that the Company has received and in the future will receive from third parties information that is confidential or proprietary ("Third-Party Information"), subject to a duty on the part of the Company to maintain the confidentiality of such information and to use it only for certain limited purposes. During the term of this Agreement and thereafter, Consultant will hold Third-Party Information which Consultant learns in connection with Consultant's services hereunder in the strictest confidence and will not disclose or use such Third-Party Information except as permitted by the agreement between the Company and such third party, unless expressly authorized to act otherwise by the Company.

      7.    RIGHTS TO INVENTIONS AND INTELLECTUAL PROPERTY.

            (a) In connection with Consultant's services hereunder, or by use of the resources of the Company, Consultant may produce, develop, create or invent Inventions and Intellectual Property


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(each as defined below) related to the business of the Company. Consultant shall maintain and furnish to the Company complete and current records of all such Inventions and Intellectual Property and disclose to the Company in writing any such Inventions and Intellectual Property. Consultant agrees that all such Inventions and Intellectual Property are and shall be the exclusive property of the Company, and that the Company may use or pursue them without restriction or additional compensation. Consultant: (i) hereby assigns, sets over and transfers to the Company all of Consultant's right, title and interest in and to such Inventions and Intellectual Property; (ii) agrees that Consultant and Consultant's agents shall, during and after the period Consultant is retained by the Company, cooperate fully in obtaining patent, trademark, service mark, copyright or other proprietary protection for such Inventions and Intellectual Property, all in the name of the Company (but only at Company expense), and, without limitation, shall execute all requested applications, assignments and other documents in furtherance of obtaining such protection or registration and confirming full ownership by the Company of such Inventions and Intellectual Property; and (iii) shall, upon termination or expiration of this Agreement, provide to the Company in writing a full, signed statement of all Inventions and Intellectual Property in which Consultant participated prior to such termination or expiration.

            (b) For purposes of this Agreement, "Intellectual Property" shall mean any Invention, writing, trade name, trademark, service mark or any other material registered or otherwise protected or protectible under state, federal, or foreign patent, trademark, copyright, or similar laws; and "Inventions" shall mean ideas, discoveries, inventions, developments and improvements, whether or not reduced to practice and whether or not patentable or otherwise within the definition of Intellectual Property.

            (c) Consultant acknowledges that the protection of Intellectual Property is necessary to conduct the Company's business, and the Company is and shall at all times remain the sole owner of the Company's Intellectual Property.

      8.    TERM AND TERMINATION.

            (a) This Agreement shall commence on the Effective Date and be effective until 31st December 2005, unless the Agreement is extended beyond this term by prior written agreement of the parties; in the absence of which this Agreement and any obligations contained herein or understood between the parties in relation to membership on the Board and other advisory services shall forthwith lapse.

            (b) Either party can terminate this Agreement at any time upon sixty
(60) days prior notice in which event this Agreement and any obligations contained herein or understood between the parties in relation to membership on the Board shall forthwith lapse and only those fees payable to the date of termination shall be payable by the Company.

            (c) The parties shall mutually agree in writing with respect to any extension of the term hereof.

      9.    EFFECT OF TERMINATION.

      Upon the expiration or termination of this Agreement, each party shall be released from all obligations and liabilities to the other occurring or arising after the date of such expiration or termination,


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except that expiration or termination of this Agreement shall not relieve (i)
Consultant of Consultant's obligations under Sections 5, 6 and 7 hereof; (ii) the Company of its obligations to reimburse Consultant for expenses under
Section 2(b) hereof; or (iii) Consultant or the Company from any liability arising from any breach of this Agreement. Upon expiration or termination of this Agreement for any reason whatsoever, Consultant shall promptly surrender and deliver to the Company all documents and other materials pertaining to Consultant's work with the Company, and any documents or other materials (including reproductions thereof) containing any Proprietary Information.

      10.   ASSIGNMENT.

      The rights and liabilities of the parties hereto shall bind and inure to the benefit of their respective successors, heirs, executors and administrators, as the case may be; provided, however, that because the Company has specifically contracted for Consultant's services, Consultant may not assign or delegate Consultant's obligations under this Agreement, either in whole or in part, without the prior written consent of the Company.

      11.   LEGAL AND EQUITABLE REMEDIES.

      Since Consultant's services are personal and unique and since Consultant may have access to Proprietary Information, the Company shall have the right to enforce this Agreement and any of its provisions by injunction, specific performance or other equitable relief without prejudice to any other rights and remedies that the Company may have for a breach of this Agreement.

      12.   GOVERNING LAW; SEVERABILITY.

      This Agreement shall be governed by the laws of England and Wales and the parties hereby submit to the exclusive jurisdiction of the English courts. If any provision of this Agreement is found by a court of competent jurisdiction to be unenforceable, that provision shall be severed and the remainder of this Agreement shall continue in full force and effect.

      13.   COMPLETE UNDERSTANDING; MODIFICATION.

      This Agreement constitutes the final, exclusive and complete understanding and agreement of the parties hereto and supersedes all prior understandings and agreements. Any waiver, modification or amendment of any provision of this Agreement shall be effective only if in writing and signed by the parties hereto.

      14.   NOTICES.

            (a) All notices, requests, consents and other communications hereunder shall be in writing, addressed to the receiving party's address as set forth below or to such other address as a party may designate by notice hereunder, and either (i) delivered by hand, (ii) sent by overnight courier, or
(iii) sent by registered or certified mail, return receipt requested, postage prepaid.

            (b) All notices, requests, consents and other communications hereunder shall be deemed to have been given either (i) if by hand, at the time of the delivery thereof to the receiving party at


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the address of such party set forth above, (ii) if sent by overnight courier, on the next business day following the day such notice is delivered to the courier service, or (iii) if sent by registered or certified mail, on the third business day following the day such mailing is made.

      15.   COUNTERPARTS.

      This Agreement may be executed by the parties hereto on separate counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first written above.

PROSIDION LIMITED                           CONSULTANT

By:   /s/                                   /s/
   ------------------------------           ------------------------------
      Dr Anker Lundemose                    Dr Daryl Granner
      CEO


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